Exhibit 10.2

OCULAR THERAPEUTIX, INC.

2006 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

To:                             (the “Optionee”):

As per the general terms and conditions set forth on this Stock Option Agreement (the “Agreement”), and the 2006 Stock Incentive Plan (the “Plan”), which is attached hereto as Exhibit A, you have been granted an option (the “Option”) to purchase the number of shares set forth below (the “Shares”) of common stock (“Common Stock”) of Ocular Therapeutix, Inc. (the “Company”), for the aggregate Purchase Price set forth below (the “Purchase Price”), with the following specific terms and conditions:

Date of Grant:

Vesting Commencement Date

Exercise Price Per Share:

Total Number of Shares Subject to Option:

Total Purchase Price:

Type of Option:	Incentive Stock Option Nonqualified Stock Option

Vesting Schedule:	Until otherwise terminated under the Plan or this Agreement, the Shares underlying this Option shall vest in accordance with the following schedule: [________]

Term/Expiration Date:	Ten years from the date hereof or as set forth in Section 2.

By the signatures set forth below, you and the Company agree that this option is granted under and governed by the terms and conditions of this Agreement and the Plan, which is made a part of this document.

OPTIONEE:	OCULAR THERAPEUTIX, INC.

By:
Signature		President

Print Name

Address:

OCULAR THERAPEUTIX, INC.

2006 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

TERMS AND CONDITIONS

The Optionee hereby accepts the Option, subject to the terms and conditions set forth in the Plan (as fully as if they were set forth herein) and to the following additional terms and conditions:

1. Grant of Option. The terms relating to this grant of this Option to purchase the Shares, including the number of shares, the purchase price, the vesting schedule and the date of grant are set forth on the cover page of this Agreement.

2. Term of Options; Exercisability.

(a) Term. The Option shall expire ten (10) years from the date of this Agreement, but shall be subject to earlier termination as provided below (and as more fully described in and subject to Section 12 of the Plan):

(1) Except as otherwise provided in the Plan and this Section 2, the Option shall terminate (and the right to exercise the Option shall terminate) three months following the date the employment or consulting relationship terminates between the Optionee and the Company or one of its subsidiaries other than for “cause” (as defined in the Plan) or death or disability, or on the date on which the Option expires by its terms, whichever occurs first.

(2) If such termination is because the death of the Optionee or because the Optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), the Option shall terminate (and the right to exercise the Option shall terminate) one year following the date the employment or consulting relationship is terminated, or on the date on which the Option expires by its terms, whichever occurs first.

(3) If such termination is for “Cause” (as defined in the Plan), the Option will immediately be forfeited as of the time the Optionee is notified his or her service is terminated.

(b) Exercisability. The Option shall be exercisable only to the extent that the Shares underlying the Option have become vested on the date the employment or consulting relationships terminates between the Optionee and the Company or one of its subsidiaries.

(c) Good Reason. “Good Reason” shall mean the occurrence of any of the following circumstances without the Participant’s written consent: (i) a material reduction in Participant’s position in responsibilities or compensation relative to his then current position in responsibilities or compensation, (ii) breach by the Company of its obligation to pay the Participant’s compensation, or (iii) Participant’s relocation to, or requirement to perform significant services at, a facility or location more than sixty (60) miles from his then-current work location.

3. Manner of Exercise of Option.

(a) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, and so long as there is no adverse tax or accounting impact to the Company, through delivery of shares of Common Stock owned by the Participant for at least six (6) months and having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest at a fair market interest rate in accordance with applicable accounting practice for such note, or at 100% of the applicable Federal rate (“AFR”), as defined in Section 1274(d) of the Code, if the AFR is greater than a fair market interest rate, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising the Option, not more than thirty (30) days from the date of receipt of the notice by the Company.

(b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option. The Optionee shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

4. Non-Transferability. The right of the Optionee to exercise the Option shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution and the Option shall be exercisable during the lifetime of the Optionee only by the Optionee. The Option shall be null and void and without effect upon the bankruptcy of the Optionee or upon any attempted assignment or transfer, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

5. Permitted Transfers; Take Along Right. Subject to the provisions of Section 4, Shares issuable upon exercise of the Options may only be transferred pursuant to the specific terms and conditions set forth in either paragraph (a) or (b) of this Section 5:

(a) Right of First Refusal. The Optionee may sell Shares to a third party in a bona fide transaction for fair value payable in cash or the equivalent currently or in future installments, provided that the Optionee extends to the Company a right of first refusal with respect to such sale in accordance with the following provisions. The Optionee shall first give written notice of such proposed sale to the Company, identifying the proposed purchaser, the number of Shares to be sold, and the purchase price and terms of the proposed sale. The Company shall have the right, exercisable by written notice to the Optionee within 30 days after receipt of the Optionee’s notice, to purchase all, but not less than all, of the Shares referred to in the Optionee’s notice, at the price and on the terms set forth in said notice. The Company shall designate in such notice a date, time and place for the closing of the repurchase (the “Closing”), which shall not be more than 60 days after the date of the Company’s notice, unless otherwise agreed by the parties. If the Company is prohibited by applicable law from purchasing Shares, the Company may assign its rights hereunder with respect to a particular transfer by written notice to the Optionee at or prior to the Closing. The Closing shall take place at the offices of the Company or of its counsel, unless otherwise agreed by the parties. At the Closing, the Company or its assignee (the “Purchaser”) shall purchase from the Optionee the Shares referenced in the Optionee’s notice, at the price and on the terms set forth therein, and the Optionee shall sell such Shares to the Purchaser by delivery of the certificate or certificates representing such Shares, duly endorsed for transfer, free and clear of any liens, pledges or encumbrances. If the Company does not exercise its purchase right within 30 days after the Optionee’s notice to the Company, the Optionee may complete the sale of Shares to the proposed purchaser at the price and on the terms specified in the Stockholder’s notice to the Company at any time within 60 days after the expiration of said 30-day period. No sale may be made to a different purchaser, at a different price, on different terms or after the expiration of said 60-day period without renewed compliance with this Section 5(a). Any Shares purchased in accordance with the provisions of this Section 5(a) shall thereafter remain subject to the provisions of Section 5(c), but shall no longer be subject to any of the other terms of this Agreement. This Section 5 shall terminate on the closing of the Company’s first underwritten public offering of its securities.

(b) Transfer to Related Person. The Optionee may transfer Shares: (i) to the Optionee’s spouse, parents, brothers, sisters, children, stepchildren or grandchildren or any trust or individual retirement account for the exclusive benefit of any of them or the Optionee; or (ii) upon the Optionee’s death to the Optionee’s estate, executors, administrators and personal representatives and then to such Optionee’s heirs, legatees or distributees; provided that any Shares transferred under this Section 5(b) shall remain subject to the provisions of this Agreement. Any transferee of Shares under this Section 5(b) shall become a party to this Agreement by executing a counterpart hereof, and shall be bound by the provisions of this Agreement whether or not such transferee does so.

(c) Take Along Right. If, at any time the Company shall determine to enter into a transaction which will result in a Change of Control, then, upon written request of the Company (the “Sale Request”), the Optionee shall be obligated to, and shall (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, that percentage of the Shares then held by him that is equal to the percentage of the aggregate holding of all shares sold by the other stockholders of the Company that is being sold or exchanged in the transaction constituting the Change of Control at the same price per share and on the same terms applicable to the other stockholders selling Common Stock and, upon request, (ii) if stockholder approval of the transaction is required, vote his Shares in favor thereof. For purposes of this Agreement, a “Change of Control” of the Company shall mean (i) sale of all or substantially all of the assets of the Company to an unaffiliated third party, or (ii) any merger or consolidation or other transaction whereby persons who held less than 20% of the voting control of the Company prior thereto own at least 67% of such voting control thereafter.

(d) Public Offering Lockup. The Optionee and his transferees will not, without the prior written consent of the Company, offer, sell, contract to sell or grant any option to purchase or otherwise dispose of any of the Shares for a period of 180 days following the effectiveness of a registration statement under the Securities Act of 1933, as amended, in connection with the Company’s initial public offering of securities.

6. Representation Letter and Investment Legend.

(a) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933, as amended (the “1933 Act”), upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in the form attached hereto as Annex A and the Company shall place an “investment legend”, so-called, as described in Annex A, upon any certificate for the Shares issued by reason of such exercise.

(b) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares.

(c) In order to enable the Company to determine when it is entitled to a tax deduction upon the disposition of any Shares issued upon exercise of this Option, for the periods during which such a disposition would entitle the Company to such a deduction (generally, a disposition within two years from the date of grant of the Option or within one year from the date of exercise of the Option will entitle the Company to a deduction), all stock certificates of such Shares shall be held by the Optionee in his or her name and not in the name of a broker, nominee or other person or entity, and shall bear a legend reflecting that such Shares were obtained upon exercise of an incentive stock option. The Optionee acknowledges that the Company may send a Form W-2, W-2c or substitute therefor, as appropriate, to the Optionee with respect to any income recognized by the Optionee upon a disposition of the Shares for the periods during which such a disposition would entitle the Company to such a deduction. Nothing in this Section 6(c) shall restrict the Optionee from selling, transferring or otherwise disposing of such Shares at any time, but only from holding such Shares in other than his or her own name.

7. Recapitalizations, Reorganizations, Changes in Control and the Like. Adjustments and other matters relating to recapitalizations, reorganizations, sale of the assets of the Company, changes in control and the like shall be made and determined in accordance with Section 23 of the Plan, as in effect on the date of this Agreement.

8. No Special Employment or Other Contract Rights. Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment or consulting relationship of the Optionee for the period within which this Option may be exercised. However, during the period of the Optionee’s employment or consulting relationship, the Optionee shall render diligently and faithfully the services which are assigned to the Optionee from time to time by the Board of Directors or by the executive officers of the Company, provided that such services are consistent with the services usually required to be performed by the Optionee. The Optionee shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.

9. Withholding Taxes. The Company’s obligation to deliver Shares upon the exercise of the Option shall be subject to the payment by the Optionee of any applicable federal, state and local withholding tax. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment. Subject to the right of the Committee to disapprove any such election and require the withholding tax in cash, the Optionee shall have the right to elect to pay the withholding tax with shares of Common Stock to be received upon exercise of the Option or which are otherwise owned by the Optionee. Any election to pay withholding taxes with stock shall be irrevocable once made.

10. Amendment and Waiver. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the parties.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

12. Notices. Any notices or other communications required to be given hereunder shall be given by hand delivery or by first class mail with all fees prepaid and addressed, if to the Company, to it at its principal place of business, Attn: President, and if to Optionee, to him at the address set forth in the signature page hereto.

13. Qualification under Section 422. Under certain circumstances, the Company may designate an option granted under the Plan to be an “incentive stock option” as defined in Section 422 of the Code. Such designation by the Company shall be set forth on the Notice. If such designation has been set forth in the Notice for the Option granted hereunder, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any Shares acquired upon exercise of the Option within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the grant of the Option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any such Shares within said periods, he or she will notify the Company within thirty (30) days after such disposition.

[FOR USE ONLY UPON THE EXERCISE OF THE OPTION]

ANNEX A

TO STOCK OPTION AGREEMENT

Gentlemen:

In connection with the exercise by me as to the number shares of common stock of Ocular Therapeutix, Inc. (the “Company”) on the signature page below under the applicable stock option agreement, I hereby acknowledge that I have been informed as follows:

1.	The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the “Act”), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

2.	Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

3.	The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

4.	The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

5.	In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

“The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired by the registered holder, pursuant to a representation and warranty that such holder was acquiring such shares for his own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of that Act. These shares may not be sold, pledged, or transferred in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under said Act.”

6.	I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

OPTION EXERCISE INFORMATION

Print Name (for Stock Certificate):
Address:
Tax ID (Social Security):
Option Grant Date:
Number of Shares Exercised:
Exercise Price Per Share:
Total Exercise Price:
Date of Exercise and Payment:

Very truly yours,

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